SCHEDULE "G"

                       OCCUPANCY AND INDEMNITY AGREEMENT

      THIS AGREEMENT dated as of the 13th day of September 1999.

B E T W E E N :

            ARTHUR ANDERSON INC., in its capacity as Interim Receiver of GalaVu Entertainment Inc., and not in its personal capacity

                   (hereinafter referred to as the "Receiver")

                                     -and -

                             1373224 ONTARIO LIMITED

                    (hereinafter referred to as "Purchaser")

WHEREAS:

A. GalaVu Entertainment Inc. ("GalaVu") was the tenant of the Toronto Premises, the Markham Premises, the London Premises and the Dartmouth Premises (as hereinafter defined);

B. Arthur Andersen Inc. was appointed as Interim Receiver of the property, undertaking and assets of GalaVu pursuant to an order of Ontario Superior Court of Justice dated September 13, 1999 (the "Order");

C. The Purchaser has agreed to purchase the Purchased Assets from the Receiver on the basis that the Purchaser shall be entitled to occupy the Premises for the Occupancy Period, and the Receiver has agreed to permit such occupation on the terms and conditions set out in this Agreement;

D. All capitalized terms shall have the meanings given to them in the Purchase Agreement, unless otherwise defined herein or unless the context otherwise requires.

NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE I - INTERPRETATION

1.1 Interpretation In this Agreement, the following terms shall have the following meanings:

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      (a)   "Agreement" means this Agreement including the Schedules to this
            Agreement as it or they may be amended, supplemented or restated from time to time, and the expressions "hereof", "herein", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement;

      (b) "Hazardous Substances" means any substance or material that is or becomes prohibited, controlled or regulated by an governmental authority whether federal, provincial, regional, municipal or local, including, without limitation, any paints, solvents, PCB's, asbestos, contaminants, pollutants, dangerous substances, toxic substances, designated substances, controlled products, wastes, hazardous wastes, subject wastes, hazardous materials, dangerous goods or petroleum, its derivatives, by-products, or other hydrocarbons, all as defined in or pursuant to any laws, regulations, bylaws, guidelines, policies, approvals, permits or orders rendered by any governmental authority;

      (c) "Occupancy Period" means the period between the Closing Date and the Vacancy Date;

      (d) "Premises" means the premises leased by GalaVu and situated at 3816A Victoria Park Avenue, Willowdale, Ontario, M2H 3H7 (the "Toronto Premises"), 7800 Woodbine Avenue, Suite 300, Markham, Ontario, L3R 2N7 (the "Markham Premises"), 470 Rideout Street North, London, Ontario (the "London Premises") and 780 Windmill Road, Suite 302, Dartmouth, Nova Scotia, B3B 1T3 (the "Dartmouth Premises");

      (e) "Proceeds of Sale" means the gross proceeds of sale of the Purchased Assets;

      (f) "Purchase Agreement" means the purchase agreement set out in the offer dated September 10, 1999 from the Purchaser and accepted by the Receiver on September 13, 1999;

      (g) "Purchased Assets" means the right, title and interest, if any, of the Receiver and GalaVu in and to the assets of GalaVu purchased by the Purchaser from the Receiver pursuant to the Purchase Agreement;

      (h) "Vacancy Date" means, subject to section 2.3 hereof, the earliest date following receipt by the Receiver of the Vacancy Notice in respect of a particular Premises to which the Receiver must pay rent for that particular Premises pursuant to the Order and in any event no later than October 31, 1999;

      (i) "Vacancy Notice" means the notice in writing from the Purchaser to the Receiver specifying a Vacancy Date in respect of a particular Premises provided that in the case of any Premises where there will be tangible Excluded Assets thereat as of

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            the Vacancy Date, such notice shall be given not less than 15 days prior to the Vacancy Date, together with a list of such tangible Excluded Assets.

1.2 Heading The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number and Gender Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Sections and Schedule References Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.

1.5 Schedule The following Schedule is attached to and forms part of this
Agreement:

      Schedule "A" - Indemnity

                  ARTICLE 2 - OCCUPATION OF THE GALAVU PREMISES

2.1 Right to Occupancy The Purchaser shall have the exclusive right (subject to Sections 2.3 and 2.4 hereof) to occupy the Premises and to conduct thereon the business formerly carried on by GalaVu and remove the Purchased Assets during the Occupancy Period, subject to the following terms and conditions:

      (1) during the Occupancy Period, the Purchaser shall ensure that all employees (whether its own or that of others engaged by the Purchaser to assist it in the conduct of its business) on the Premises at any time are covered by workmen's compensation and by all such other insurance as would be appropriate in the circumstances;

      (2) during the Occupancy Period, the Purchaser shall, at its own expense, provide public liability insurance, on terms reasonably acceptable to the Receiver;

      (3) during the Occupancy Period, the Purchaser shall, at its own expense, provide damage insurance in respect of the Premises, on terms reasonably acceptable to the Receiver;

      (4) during the Occupancy Period, the Purchaser shall be responsible for and forthwith pay all occupancy costs for the Premises, including without limitation, all rent, business taxes, property taxes, insurance, common area expenses and utility charges, (including, gas, water, heat, hydro, and telephone);

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      (5)   the Purchaser shall surrender possession of the Premises on the
            Vacancy Date, and the Purchaser shall ensure that the Premises are left in a clean, "broomswept" condition as approved by the Receiver on or before the Vacancy Date;

      (6) the Purchaser shall use and occupy the Premises only for the purposes of carrying on the business formerly carried on by GalaVu and removing or arranging for the removal of the Purchased Assets during the Occupancy Period, and for no other purpose;

      (7) the Purchaser shall arrange for the disposal bins required to leave the Premises in a clean, "broomswept" condition and the Purchaser shall pay the costs and expenses of the removal of the disposal bins from the Preemies on the Vacancy Date;

      (8) the Purchaser acknowledges and agrees that it and other Persons removing the Purchased Assets from the Premises will comply with all health and safety, environmental and any other pertinent legislation and regulations relating to the removal of such assets from the Premises and the Purchaser shall provide qualified inspectors for the dismantling and removal of such assets by the Purchaser and any other Persons who have made arrangements with the Purchaser to remove assets from the Premises;

      (9) the Purchaser shall ensure that the activities of the Purchaser and its agents, employees, licensees, contractors, officers, directors and invitees (including members of the public) on the Premises during the Occupancy Period, do not breach any law, by-law, regulation or order of any federal, provincial, municipal or other governmental or regulatory authority and remove the Purchased Assets in compliance with the conditions for removal set out herein; and

      (10) the Purchaser shall deliver an indemnity to the Receiver in the form attached as Schedule "A" hereto.

2.2 Removal of Purchased Assets. The Purchaser acknowledges that the removal of the Purchased Assets from the Premises shall be at the Purchaser's sole cost and risk.

2.3 Occupancy Agreement The Parties hereto acknowledge and agree that in the event that the lease between GalaVu and the landlord for any particular Premises shall have terminated or expired prior to the Vacancy Date, the Purchaser shall have no right to occupy or access such Premises beyond the date on which any such lease shall terminate or expire, and that the Vacancy Date in respect of any such particular Premises shall be deemed to be the date of termination or expiration of the lease in respect thereof.

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2.4 Rights to Access

      (1) The Receiver shall have the right to access the Premises at any time during the Occupancy period, during regular business hours.

      (2) The Purchaser acknowledges and agrees that the Excluded Assets may be removed from the Premises during the Occupancy Period and that the Receiver and any purchaser of the Excluded Assets (and any of such Purchaser's agents, employees and contractors) shall have the right to access any of the Excluded Assets (including, without limitation, the books and records of GalaVu relating thereto) during regular business hours for the purpose of inspecting, removing or preparing for the removal of the Excluded Assets from the Premises so long as the Purchaser is present at the premises. The parties hereto acknowledge and agree that none of the landlords' assets shall be removed from the Premises without the consent of the relevant landlord.

2.5 Acknowledgement of Liability The Purchaser hereby acknowledges and agrees that it shall be responsible for (i) any damage to the Premises or the Excluded Assets during the Occupancy Period, caused by the acts or omissions of the Purchaser, its employees, contractors, licensees, agents or invitees; (ii) any damage to the Premises or the Excluded Assets as a result of the removal of the Purchased Assets, including any environmental spills or discharge arising from or associated with such removal; and (iii) any damages or claims arising out of the injury or death at the Premises suffered by any of the Purchaser's employees, contractors, licensees, agents or invitees during the Occupancy Period, or as a result of the removal of such Purchased Assets. For greater certainty, the Purchaser acknowledges that it shall be responsible for any damages or claims arising out of any injury or death suffered by any employee, contractor, licensee, agent or invitee of the Purchaser or any party whose services the Purchaser has requested. The Purchaser will protect and hold harmless the Receiver from any liability or costs (including legal expenses on a solicitor and client basis) of any kind arising from any damage, environmental spills or discharge and any failure or alleged failure by the Purchaser to comply with the provisions of this Agreement and will provide the Receiver with an indemnity in the form set out in Schedule "A" hereto upon execution of this Agreement.

                        ARTICLE 3 - CONDITIONS PRECEDENT

3.1 General Conditions Precedent. The obligations of the parties hereto are subject to fulfilment of the following conditions precedent on the Closing Date:

      (1) the Purchase Agreement will have been executed and delivered by all the parties thereto:

      (2)   the Approval Order will have been obtained; and

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      (3)   there will be no injunction or restraining order issued, and no pending or threatening claim, action or litigation or proceeding, judicial or administrative, by any person enjoining or preventing the performance of the obligations set out in this Agreement or the Purchase Agreement.

                         ARTICLE 4 - GENERAL PROVISIONS

4.1 Notices.

(1) Any notice or other communication given or made under or in connection with this Agreement shall be in writing and shall be effectively given and made if
(i) delivered personally, or (ii) sent by prepaid courier service or mail, in each case to the applicable address set out below:

      (a)   if to the Receiver, to:

            Arthur Andersen Inc.
            4 King Street West
            Suite 1050
            Toronto, Ontario  M5H 1B6

            Attention:  Brian Deazeley

            Facsimile No.: (416) 947-7788

      (b)   if to the Purchaser, to:

            1373224 Ontario Limited
            14 Meteor Drive
            Toronto, Ontario
            M9W 1A4

            Attention:  President

            Facsimile No.: (416) 675-8838

(2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, provided that such day is a Business Day and the communication is so delivered or sent prior to 5:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided, however, that no such communication shall be mailed

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during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

(3) Either party may from time to time change its address under this Section 4.1 by notice to the other party given in the manner provided by this Section.

4.2 Further Assurances. Each party shall, at the expense of the other party, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other party may reasonably require, for the purposes of giving effect to this Agreement, provided, however, that (a) the Receiver shall not be obligated to provide any further assurance which could result in personal liability to the Receiver unless the Purchaser provides an appropriate indemnity to the Receiver for any costs, losses or damages it may incur in connection therewith; and (b) the obligation of the Receiver to comply with this provision shall only survive and be in existence for so long as the Receiver is the Receiver, and has not been discharged pursuant to an Order of the Court.

4.3 Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. neither party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior consent of the other party.

4.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

4.5 Amendment. No amendment of this Agreement will be effective unless made in writing and signed by the parties.

4.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; provided, however that the substance of this Agreement remains materially unaffected.

4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute on and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such

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manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract.

4.9 Limited Liability. The Purchaser acknowledges and agrees that in all matters pertaining to this Agreement, including without limitation, in its section, Arthur Andersen Inc. is acting solely in its capacity as Interim Receiver of GalaVu Entertainment Inc., and as such, its liability as a consequence of this Agreement will be in its capacity as interim Receiver, and it will have no personal or corporate liability of any kind, whether in contract or in tort. The Purchaser further acknowledges and agrees that any liability of the Interim Receiver under this Agreement will be limited in amount to the proceeds of sale received by the Interim Receiver pursuant to the Purchase Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                    AUTHUR ANDERSEN INC., in its
                                    capacity as Interim Receiver
                                    of GalaVu Entertainment Inc.
                                    and not in its personal
                                    capacity

                                    By:__________________________________
                                    Name:
                                    Title:


                                    1373224 ONTARIO LIMITED

                                    By:__________________________________c/s
                                    Name:
                                    Title:


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                                  SCHEDULE "A'

                                    INDEMNITY

TO:         ARTHUR ANDERSEN INC.

AND TO: ARTHUR ANDERSEN INC., in its capacity as Interim Receiver of the Property, Undertaking and Assets of GalaVu Entertainment Inc. (the "Receiver")

RE: Leased premises municipally known as Suite 300, 7800 Woodbine Avenue, Markham, Ontario and 3816A Victoria Park Avenue, Willowdale, Ontario, 470 Rideout Street North, London, Ontario and 780 Windmill Road, Suite 302, Dartmouth, Nova Scotia (collectively the "Premises")

- --------------------------------------------------------------------------------

All capitalized terms used herein have the meanings ascribed thereto in the Offer to Purchase dated September 10, 1999 between 1373224 Ontario Limited and the Receiver, and the Occupancy and Indemnity Agreement dated September 13, 1999 between 1373224 Ontario Limited and the Receiver (the "Occupancy and Indemnity Agreement").

IN CONSIDERATION of the Receiver permitting the undersigned to occupy the Premises during the Occupancy Period, the undersigned hereby indemnifies and agrees to save harmless each of Arthur Andersen Inc., and the Receiver and their respective officers, directors and employees from and against all manner of claims, demands, liabilities, debts, dues, actions, causes of actions, suits, proceedings, judgments, expenses, damages and disbursements (including without limitation, legal fees on a solicitor and client basis) of any nature arising from or as a result of or in any way connected with:

(a) any damage to the Premises or the Excluded Assets during the Occupancy Period caused by or resulting from any action or failure to act by the undersigned or any of its agents, employees, licensees, contractors, officers, directors and invitees;

(b) any injury or death suffered by any of the Purchaser's employees, agents, licensees, contractors or invitees while on the Premises at any time during the Occupancy Period caused by or resulting from any action or failure to act by the undersigned or any of its agents, employees, licensees, contractors, officers, directors and invitees;

(c) the failure of the undersigned to vacate the Premises on or before the Vacancy Date (as defined in the Occupancy and Indemnity Agreement), and to leave the Premises in a clean, "broomswept" condition as approved by the Receiver on or before the Vacancy Date;

(d) the removal of the Purchased Assets from the Premises and damages to the Premises, including any environmental spills or discharge arising from such removal, and any injury or death suffered by any person during such removal process;

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(e)   all occupancy costs for the Premises during the Occupancy Period; and

(f) any breach by the undersigned of the provisions of the Occupancy and Indemnity Agreement.

For greater certainty, and without limiting the generality of the foregoing the undersigned agrees to indemnify and save harmless Arthur Andersen Inc. and the Receiver from any claims made by or damages suffered by any of the landlords of the Premises (the "Landlords") (including any claims for rent or other amounts payable under the lease or any other agreement between Arthur Andersen Inc., or the Receiver and the Landlords for any of the Premises) as a result of the undersigned failing to vacate the Premises on the Vacancy Date.

DATED this 13th day of September, 1999

                                        1373224 ONTARIO LIMITED


                                        By:_______________________________c/s
                                        Name:
                                        Title: